                             PLAN OF REORGANIZATION

                                       AND

                                   SETTLEMENT

                                       OF

                        HESED ENERGY INTERNATIONAL, INC.,

                                       AND

                         NESS ENERGY INTERNATIONAL, INC.

                                     AND THE

                                 SHAREHOLDERS OF
                        HESED ENERGY INTERNATIONAL, INC.

                           (STOCK FOR STOCK EXCHANGE)

THIS AGREEMENT is entered into as of the 10th day of April, 2003 by, between, and among HESED ENERGY INTERNATIONAL, INC., a corporation organized under the laws of the State of Texas ("HESED"), NESS ENERGY INTERNATIONAL, INC., a
corporation organized under the laws of the State of Washington (hereinafter
"NESS INTERNATIONAL"), and certain or all of the shareholders of HESED who act in accord with this Agreement and thereby participate in the transaction (the
"SHAREHOLDERS").

                                R E C I T A L S:

1. For some time, in excess of one year prior to this date, NESS INTERNATIONAL and HESED determined to combine related company HESED and NESS INTERNATIONAL, given related ownership and common objectives, and the shareholders of HESED have had an expectation of having physical shares in NESS INTERNATIONAL, as beneficial owners of business pursuits subject to risks of NESS INTERNATIONAL;
and 2. in light of the foregoing, and in settlement of the aforesaid matter,
NESS INTERNATIONAL would like to acquire the issued and outstanding common stock of HESED in exchange for shares of common stock in NESS INTERNATIONAL, and HESED intends to facilitate this by the SHAREHOLDERS of HESED exchanging their shares in HESED, with the assistance of Management of HESED, for the shares of NESS
INTERNATIONAL, and the parties wish to agree to certain related terms and conditions, all as set forth herein;

         NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, terms and conditions contained herein and other good and valuable considerations, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree, warrant, represent and covenant to one another as follows:

         1.  Recitals and Definitions.

A.   The above recitals are true, correct and complete.

B.   The following terms have the following meanings as defined more specifically herein:

                               CERTAIN DEFINITIONS

        -- NESS INTERNATIONAL is  NESS ENERGY INTERNATIONAL, INC., a Washington
           corporation publicly trading, as described herein;
        -- HESED is HESED ENERGY INTERNATIONAL, INC.,  a  Texas corporation owned by the SHAREHOLDERS;
        -- SHAREHOLDERS are the owners of HESED but more specifically those owners who conform to this Agreement  exchanging  their shares as stated herein;
        -- HESED SHARES are the shares of ownership in HESED to be delivered to
           NESS INTERNATIONAL on or after the "Closing" herein;  and
        -- NESS INTERNATIONAL SHARES are the shares in NESS  INTERNATIONAL to be issued to HESED for the owners of HESED in exchange for the HESED
           SHARES on or after the Closing.

         2.  Plan of Reorganization (Exchange of Shares) and Other Matters.

A. HESED agrees to supply sufficient shares of common stock in order for NESS
INTERNATIONAL to own 80% or more of HESED in exchange for shares of common stock in NESS INTERNATIONAL to be issued to HESED with the intentions of the parties that HESED will supply most or all of the shares due from HESED from the
SHAREHOLDERS on or following the Closing (if, for any reason, within 45 days of
Closing HESED cannot supply such ownership, it can make arrangements to issue shares of HESED, as close as possible to 100% ownership, to NESS INTERNATIONAL)
and HESED and the Management of HESED promises that a complete list of all the
SHAREHOLDERS, who are 100% owners of HESED, will be delivered to NESS
INTERNATIONAL as soon as possible. At and following Closing, it shall be the responsibility of HESED to cause the delivery to NESS INTERNATIONAL of the ownership in HESED, hereinafter the "HESED SHARES," in exchange for a total of
10,460,488 shares of stock, to be delivered to HESED, in NESS INTERNATIONAL, as standard restricted securities under applicable law (the "NESS INTERNATIONAL
SHARES"), with this transaction intended to qualify as a tax-free reorganization under the current Federal Income Tax Code.

B. The parties acknowledge that the determination of how many NESS INTERNATIONAL
SHARES should be due for the transaction is not readily determinable without some effort, but such effort, to the satisfaction of the Board of Directors of both companies, has been undertaken for some time now and is concluded and merged into this Agreement by the setting of the figure herein, and such considerations taken into account have included the following, among others:
consultations and some negotiations, advice from professionals, contemplation of the market price and volume of NESS INTERNATIONAL common stock including volatility and other attributes of the stock as well as the HESED stock, the resolution/settlement of claims to stock or otherwise relating to both companies and the SHAREHOLDERS, and the benefit to NESS INTERNATIONAL of having controlling ownership of all the assets and opportunities of HESED by making it a wholly owned subsidiary.

C. The parties agree to cooperate with one another so that if a reasonable number of additional days is needed to perform hereunder, the deadlines herein are extended, within reason, unless either HESED or NESS INTERNATIONAL makes written demand of performance and threat of default.

D. Shareholders of HESED, in whole or part, make claim, in effect, to ownership interest or right in NESS INTERNATIONAL, while NESS INTERNATIONAL believes such claim has not been liquidated or confirmed as such prior to this date but in settlement of ALL claims between and among the parties, it is agreed that the exchange of shares is binding as a settlement of such matter.

         3. Delivery of Shares. At Closing or as soon as possible thereafter,
HESED will tender ownership in HESED to NESS INTERNATIONAL in the form of certificates of stock and NESS INTERNATIONAL shall tender to HESED a certificate in NESS INTERNATIONAL as to the NESS INTERNATIONAL SHARES, with HESED to determine the manner and timing of it's matters with it's SHAREHOLDERS relating to this Agreement. The NESS INTERNATIONAL SHARES will be the voting common stock of NESS INTERNATIONAL, equal in all respects to other shares of its class of voting common stock, and shall be standard restricted securities within the meaning of Rule 144. The HESEDSHARES will be the voting common stock of HESED, equal in all respects to other shares of its class of voting common stock, and shall be standard restricted securities within the meaning of Rule 144 of the
SEC.

         4.  Representations as to  HESED. HESED and for each SHAREHOLDER hereby represents:

         a. the HESED SHARES, to be delivered by thestockholders of HESED or otherwise, will constitute valid and legally issued shares of HESED, be equal to at least 80% of HESED and such shares are fully paid, and non-assessable;

         b. the HESED SHARES are free of claims, liens or other  encumbrances and the owners have the unqualified right to transfer such shares pursuant to the terms and conditions of this Agreement;

         c. the SHAREHOLDERS of HESED are the sole owners of the issued and outstanding shares of common stock of HESED, being the HESED SHARES;

         d. other than the HESED SHARES,  here is no person, natural or otherwise, having any ownership interest, or right, in HESED and there are no options, warrants, or similar rights as to ownership in HESED, and there is no other class of security authorized or issued as to HESED;

         e. HESED agrees to supply it's most recent available financial statements of HESED (the financial statements are true, complete and accurate)
audited within 60 days after the Closing, and there shall be no liabilities, either fixed, contingent, liquidated or unliquidated, other than those reflected in said financials and in no event will undisclosed liquidated liabilities exceed $200,000. Further, HESED agrees the financial statements will :(i) fairly and accurately reflect the financial condition of HESED as of the dates thereof and the results of operations for the periods reflected therein, and (ii) be prepared in accordance with generally accepted accounting principles, consistently applied (all references herein to financial statements, unless otherwise noted, will be to those of HESED to be delivered as aforesaid;

         f. as of this date and Closing  there is no pledge, lien, or security interest upon any of the assets of HESED, and HESED has no accrued liabilities, whether or not contingent, fixed or liquidated, except as disclosed herein or in its financial statements, and there will not be any negative material changes in the conditions of HESED from this date, except reasonable changes arising in the ordinary course of business;

         g. HESED is not involved in any litigation or governmental investigation or proceeding not disclosed herein, and no written litigation, claims, assessments, or governmental investigation or proceeding is threatened in against HESED;

         h.    HESED is in good standing in the jurisdiction identified for
HESED above;

         i.  except as may be disclosed herein, HESED has not been advised in writing of any material breach of any agreement to which it is a party;

         j. HESED has no subsidiary corporations and as of this date and Closing there is no pledge, lien, or security interest upon any of the assets of HESED;

         k. the corporate financial records, minutes book, and other corporate documents and records of HESED do not contain anything whatsoever contrary to this Agreement or that would be reasonably deemed by NESS INTERNATIONAL as material and adverse ;

         l. the execution of this Agreement  will not materially violate or breach any agreement, contract, or commitment to which HESED, or the
SHAREHOLDERS is/are a party, and this Agreement has been, or will be prior to the Closing, duly authorized by appropriate corporate action of HESED;

         m.  HESED is active and in operation;

         n.  HESED shall not change the number of shares of any class authorized, issued or outstanding during the term of this Agreement;

         o.  all outstanding shares in HESED have been duly authorized, validly issued, and are fully paid and non-assessable and there are no outstanding or presently authorized securities, warrants, options or other similar commitments of any nature not described herein;

         p. as to the list of all record stockholders of HESED, said list shall remain true,  correct and complete up to the Closing and thereafter will change only due to the transfer or issuance of shares as provided herein;

         q. HESED has good and marketable  title to the assets under ownership at Closing, free and clear of all liens, claims, and encumbrances whatsoever, and the HESED SHARES shall be validly issued, fully paid and non-assessable shares of common stock under law, except such shares will be unregistered and will be transferred in a non-public offering, or isolated, private transaction, in compliance with applicable laws; and

         r. as of the date of this Agreement,  HESED has, and at the Closing will have, disclosed all material events, conditions and facts materially affecting HESED, and has not, and will not have as of the Closing, withheld disclosure of any material event, condition, matter, fact, or other information which has or may have a material adverse affect on HESED, its business or prospects, or otherwise.

         5.  Representations of NESS INTERNATIONAL. NESS INTERNATIONAL hereby represents, except to the extent otherwise disclosed in it's filings with the
SEC:

         a. the NESS INTERNATIONAL SHARES will constitute valid and legally issued, restricted (as described herein) shares, and such shares shall be fully paid and non-assessable;

         b. the President of NESS INTERNATIONAL is duly authorized to execute this Agreement, the Board of Directors of NESS INTERNATIONAL will, as of this date or by the Closing, approve this Agreement, and the execution hereof will not constitute a material breach of any agreement to which NESS INTERNATIONAL is a party;

         d. NESS INTERNATIONAL is not involved in any pending litigation, claims or governmental investigations or proceedings, and there are no lawsuits, claims assessments, investigations, proceedings or similar matters threatened or contemplated against them to the best knowledge of the management of both companies;

         e. NESS INTERNATIONAL is duly organized, validly existing and in good standing under the laws of Texas identified above and is qualified to do business in every jurisdiction where such qualification is necessary and has the corporate power to own property and to carry on business as now being conducted;

         f. NESS INTERNATIONAL has not breached, nor is there any pending or threatened claim that NESS INTERNATIONAL has breached to the best knowledge of its management, the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound;

         g. by delivery, the NESS INTERNATIONAL SHARES will have been duly authorized, validly issued, and fully paid and non-assessable;

         h. as of the Closing, NESS INTERNATIONAL has no undisclosed corporations and does not own shares of stock or other securities in any undisclosed entity;

         i. the NESS INTERNATIONAL SHARES contemplated herein will be, when issued, free and clear of all liens, claims, and encumbrances whatsoever, and such shares shall be validly issued, fully paid and non-assessable shares of common stock except for the application of restrictions under applicable laws;
and

         j. NESS INTERNATIONAL is authorized for trading and is trading on the
NASD Bulletin Board without any current known unusual restrictions or limitations in trading of its common stock, which is its voting common shares, and all material information about it contained in its filings with the SEC, all of which HESED and the SHAREHOLDERS have reviewed or have access to, subject to normal amendment and future filings.

         6. Closing Date and Situs. The "Closing" of this Agreement shall occur on the "Closing Date," which shall be the date of this Agreement or such date as the parties shall agree to in writing. The Closing shall take place in person, or by fax or at such place as the parties agree to in writing.

         7.  Conditions Precedent to the Obligations of NESS INTERNATIONAL. All
obligations of NESS INTERNATIONAL under this Agreement are subject to the fulfillment, as the parties have agreed to in writing, of each of the following conditions precedent:

         a. the representations by HESED and the SHAREHOLDERS contained in this
Agreement,  or in any  certificate  or  document delivered by any of them, pursuant to the provisions hereof, shall be true, correct and complete when made, and  as of the Closing;

         b. HESED and the SHAREHOLDERS shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them including they shall have executed and delivered the documents to be executed and delivered by  them;

         d. all instruments and documents,  attached hereto,  and delivered pursuant to the provisions hereof, will be true, correct and complete;

         e. HESED is a corporation duly organized, validly  existing and in good standing under the laws of the jurisdiction of its incorporation;

         f. HESED has the corporate power to carry on its business, as now being conducted, and is duly qualified to do business in any jurisdiction where so required;

         g. this Agreement has been duly authorized, executed and delivered by
HESED and is a valid and binding  obligation of HESED and the SHAREHOLDERS enforceable in accordance with its terms;

         h.  HESED,  through its Board of  Directors,  has taken all  corporate action necessary for the performance of all of its obligations under this
Agreement; and

         i. in respect of stock certificates, as to the HESED SHARES to be transferred or issued by HESED, vest all rights, title and interest in and to the shares.

         8.  Conditions Precedent to the Obligations of HESED.  All obligations of HESED and the SHAREHOLDERS under this Agreement are subject to the fulfillment of the following:

         a. the representations by NESS  INTERNATIONAL contained in this
Agreement or in any certificate or document delivered by NESS INTERNATIONAL or
SUB. pursuant to the provisions hereof, shall be true, correct and complete;

         b. the NESS INTERNATIONAL SHARES certificates  to be executed and delivered hereunder vest right, title and interest in the stock and said stock will be, as of issuance, duly and validly issued, fully paid and non-assessable;
and

         c. NESS INTERNATIONAL has executed and delivered to HESED this document.

         9.  Indemnification.  As to each of NESS  INTERNATIONAL  and HESED, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage, deficiency, action, suit, proceeding, demand, assessment, judgment, cost and expense, including attorney's fees, resulting from any misrepresentation, and/or breach of promise on the part of any such party under this Agreement.

         10.  Nature and  Survival  Representations.  All  representations  made by the parties in this Agreement shall survive the Closing, and the parties are carrying out the provisions of this Agreement in reliance solely on the representations, covenants and agreements contained in this Agreement, or made in writing at the Closing of the transaction herein provided for, and not upon any investigation which any such party may have made, or any representation, warranty, agreement, promise or information, written or oral, made by another person or firm other than as specifically set forth herein.

         11. Documents at Closing.  At Closing,  in addition to what is required elsewhere herein, all EXHIBITS attached hereto, and the signature page hereto, shall be executed and or initialed, delivered by all appropriate parties, except the parties shall have such additional days as identified herein to perform as expressly provided herein, in which case such provisions shall be subject to additional time beyond the Closing notwithstanding anything to the contrary
(provided, however, it shall be deemed that the Closing of this Agreement occurred on the Closing Date).

         12. Additional  Agreements.  SHAREHOLDERS agree that the following attached CERTIFICATION applies to them. The parties agree to execute additional documents as requested by NESS INTERNATIONAL as relating to this Agreement.

         13.  Miscellaneous Provisions.

          A.      Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, singular.

         B.       Severability.  If any provision hereof is deemed
unenforceable by a court of competent jurisdiction, the remainder of this
Agreement, and the application of such provision in other circumstances shall not be affected thereby.

         C.       Further Cooperation. From and after the date of this
Agreement, each of the parties hereto agrees to execute whatever additional reasonable documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

         D.       Waiver.  No waiver of any  provision of this  Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

         E.       Expenses. Except as otherwise provided  herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

         F.       Amendment. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by HESED and NESS
INTERNATIONAL.

         G.       Captions. Captions  herein are for the convenience of the
parties and shall not affect the interpretation of this Agreement.

         H.       Counterpart Execution  and Fax. This  Agreement may be
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be executed by fax.

         I.       Assignment.  This Agreement is not assignable.

         J.       Parties in Interest. Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties specifically HESED and NESS ENERGY INTERNATIONAL, INC. and, their heirs, executors, administrators, other permitted successors and assigns, if any.
Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it (HESED and NESS ENERGY INTERNATIONAL, INC.)
and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against, any party to this Agreement.

         K.       Entire Agreement. This Agreement constitutes the entire
agreement and understanding of the parties on the subject matter hereof and supersede all prior agreements and understandings.

         L.       Construction. This Agreement shall be governed by the laws of the State of Texas, without reference to conflict of laws and the venue for any action, claim or dispute in respect of this Agreement shall be such court of competent jurisdiction as is located in Texas. The parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement.

         M.       Cooperation.  The  parties  hereto agree to  ooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto.

         N.       Independent  Legal  Counsel. The parties hereto agree that (I)
each has retained independent legal counsel as confirmed in writing in connection with the negotiation, preparation and execution of this Agreement,
(II) each has been advised of the importance of retaining legal counsel, and
(III) by the execution of this Agreement, each party who has not retained independent legal counsel acknowledges having waived such right.

         The parties have executed this Agreement as of the date first written above.

NESS ENERGY INTERNATIONAL, INC
Its: President

HESED ENERGY INTERNATIONAL, INC.
Its: President